FUND ADMINISTRATION SERVICING AGREEMENT

        THIS AGREEMENT is made and entered into this ___ day of __________, 2005, by and between Brandes Investment Trust, a Delaware statutory trust (the "Trust"), on behalf of each of its two series listed on Exhibit A hereto, as amended from time to time (each a "Fund" and collectively the "Funds"), U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS") and Brandes Investment Partners, L.P., a Delaware limited partnership and the investment advisor to the Trust (the "Advisor").

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

        WHEREAS, USBFS is, among other things, in the business of providing fund administration services for the benefit of its customers; and

        WHEREAS, USBFS is currently providing administration services to the Trust pursuant to an Administration Agreement dated as of December 7, 1999, as amended (the "Prior Agreement"), and the parties wish to enter into an new agreement with USBFS for the provision of such services;

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.      Appointment of USBFS as Administrator

        The Trust hereby appoints USBFS as administrator of the Trust and its series on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in accordance with the standards of care specified herein. The services and duties of USBFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2.      Services and Duties of USBFS

        USBFS shall provide the following administration services to the Fund:

        A.      General Fund Management:
                (1)     Act as liaison among Fund service providers.

                (2)     Supply:
                        a.      Corporate secretarial services.


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                        b.      Office facilities (which may be in USBFS's, or
                                an affiliate's, own offices).
                        c. Non-investment-related statistical and research data as needed.

                (3) Coordinate the communications of the Trust's board of trustees (the "Board of Trustees" or the "Trustees"), such as:
                        a. Prepare meeting agendas and resolutions, with the assistance of Fund counsel.
                        b. Prepare reports for the Board of Trustees based on financial and administrative data.
                        c.      Evaluate independent auditor.
                        d. Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary Securities and Exchange Commission (the "SEC") filings relating thereto.
                        e. Prepare minutes of meetings of the Board of Trustees and Fund shareholders.
                        f. Recommend dividend declarations to the Board of Trustees and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.
                        g. Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees' review at such meetings.

                (4)     Audits:
                        a. Prepare appropriate schedules and assist independent auditors.
                        b. Provide information to the SEC and facilitate audit process.
                        c.      Provide office facilities.

                (5)     Assist in overall operations of the Fund.
                (6) Pay Fund expenses upon written authorization from the Trust.
                (7) Keep the Trust's governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to USBFS by the Trust or their representatives for safe keeping.

        B.      Compliance:
                (1)     Regulatory Compliance:
                        a.      Monitor compliance with the 1940 Act
                                requirements, including:
                                (i)     Asset diversification tests.
                                (ii)    Total return and SEC yield calculations.
                                (iii) Maintenance of books and records under Rule 31a-3.
                                (iv) Code of ethics requirements under Rule 17j-1 for the disinterested Trustees.



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                        b.      Monitor Fund's compliance with the policies and
                                investment limitations as set forth in its prospectus (the "Prospectus") and statement of additional information (the "SAI").

                        c. Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the "SOX Act") or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBFS's standard of care as set forth herein.

                        d. Monitor applicable regulatory and operational service issues, and update Board of Trustees periodically.

                (2)     Blue Sky Compliance:
                        a. Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Fund so as to enable the Fund to make a continuous offering of its shares in all states.
                        b. Monitor status and maintain registrations in each state.
                        c. Provide updates regarding material developments in state securities regulation.

                (3)     SEC Registration and Reporting:
                        a. Assist Fund counsel in annual update of the Prospectus and SAI and in preparation of proxy statements as needed.
                        b. Prepare and file annual and semiannual shareholder reports, Form N-SAR, Form N-CSR, and Form N-Q filings and Rule 24f-2 notices. As requested by the Trust, prepare and file Form N-PX filings.
                        c. Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto.
                        d.      File fidelity bond under Rule 17g-1.
                        e. Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

                (4)     IRS Compliance:
                        a. Monitor the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation, review of the following:
                                (i)     Asset diversification requirements.
                                (ii)    Qualifying income requirements.
                                (iii)   Distribution requirements.



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                        b.      Calculate required distributions (including
                                excise tax distributions).

        C.      Financial Reporting:
                (1) Provide financial data required by the Prospectus and SAI.
                (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and independent accountants.
                (3) Supervise the Fund's custodian and fund accountants in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, the determination of net asset value and the declaration and payment of dividends and other distributions to shareholders.
                (4) Compute the yield, total return, expense ratio and portfolio turnover rate of each class of the Fund.
                (5) Monitor expense accruals and notify the Trust's management of any proposed adjustments.
                (6) Prepare monthly financial statements, which include, without limitation, the following items:
                        a.      Schedule of Investments.
                        b.      Statement of Assets and Liabilities.
                        c.      Statement of Operations.
                        d.      Statement of Changes in Net Assets.
                        e.      Cash Statement.
                        f.      Schedule of Capital Gains and Losses.
                (7)     Prepare quarterly broker security transaction summaries.

        D.      Tax Reporting:
                (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610, with any necessary schedules.
                (2)     Prepare state income breakdowns where relevant.
                (3) File Form 1099 for payments to disinterested Trustees and other service providers.
                (4)     Monitor wash sale losses.
                (5) Calculate eligible dividend income for corporate shareholders.

3.      Compensation

        USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). USBFS shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by USBFS in performing its duties hereunder.



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        With respect to the Brandes Institutional International Equity Fund, the
        Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust shall notify USBFS in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date.

        With respect to the Separately Managed Account Reserve Trust, the Advisor shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Advisor shall notify USBFS in writing within 30 calendar days following receipt of each invoice if the Advisor is disputing any amounts in good faith. The Advisor shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Advisor is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date.

4.      Representations and Warranties

        A. The Trust hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

               (1) It is duly organized and exists under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

               (2) This Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

               (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.



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        B.      The Advisor hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

               (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

               (2) This Agreement has been duly authorized, executed and delivered by the Advisor in accordance with all requisite action and constitutes a valid and legally binding obligation of the Advisor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

               (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

        C. USBFS hereby represents and warrants to the Trust and Advisor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

               (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

               (2) This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

               (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; and there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.



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5.      Standard of Care; Indemnification; Limitation of Liability

        A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or
                (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Trust, as approved by the Board of Trustees of the Trust, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "USBFS" shall include USBFS's directors, officers and employees. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification with counsel reasonably acceptable to the indemnitee. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

        B. USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Trust may sustain or incur or that may be asserted against the Trust by any person arising out of any action taken or



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



                omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Trust" shall include the Trust's directors, officers and employees.

        C. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Advisor shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that USBFS may sustain or incur or that may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or
                (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Advisor, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Advisor, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "USBFS" shall include USBFS's directors, officers and employees. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification with counsel reasonably acceptable to the indemnitee. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any



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                case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

        D. USBFS shall indemnify and hold the Advisor harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Advisor may sustain or incur or that may be asserted against the Advisor by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term "Advisor" shall include the Advisor's directors, officers and employees.

        E. In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust or Advisor shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS. Moreover, USBFS shall provide the Trust or Advisor, at such times as the Trust or Advisor may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

        F. Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

        G. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement.

        H. If USBFS is acting in another capacity for the Trust or Advisor pursuant to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

        I. Neither party to this Agreement shall be liable to the other party for consequential, special or punitive damages under any provision of this Agreement.



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        J.      No party shall be obligated to provide indemnification under this Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

        K. Nothing in this section shall require the Trust be responsible for fees or expenses owed by the Advisor as directed by Section 3 of this agreement. The obligations specified in Section 3 of this Agreement herein with respect to the Advisor are payable only by the Advisor.

6.      Data Necessary to Perform Services

        The Trust or its agent shall furnish to USBFS the data reasonably necessary to perform the services described herein at such times and in such form as mutually agreed upon.

7.      Proprietary and Confidential Information

        USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any trading or other purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of USBFS or any of its employees, agents or representatives, and information that was already in the possession of USBFS prior to receipt thereof from the Trust or its agents, shall not be subject to this paragraph.

        Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

8.      Records

        USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and



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



        the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Trust or its designee on and in accordance with its request.

9.      Compliance with Laws

        The Trust has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Code, the SOX Act, the USA Patriot Act of 2002 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and SAI. USBFS's services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board of Trustee's oversight responsibility with respect thereto.

10.     Term of Agreement; Amendment

        This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years. Subsequent to the initial three-year term, this Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement is the entire agreement between the parties with respect to the matters covered hereby and supersedes the Prior Agreement and all prior agreements with respect to the subject matter hereof and may not be amended or modified in any manner except by written agreement executed by USBFS, the Advisor and the Trust, and authorized or approved by the Board of Trustees.

11.     Duties in the Event of Termination

        In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Trust.



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12.     Assignment

        This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties (and in the case of the Trust, accompanied by the authorization or approval of the Trust's Board of Trustees).

13.     Governing Law

        This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

14.     No Agency Relationship

        Except as specifically set forth herein, nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.     Services Not Exclusive

        Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

16.     Invalidity

        Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

17.     Notices

        Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties address as set forth below:

        Notice to USBFS shall be sent to:

               U.S. Bancorp Fund Services, LLC
               615 East Michigan Street
               Milwaukee, WI 53202

        and notice to the Brandes Investment Trust and Advisor shall be sent to:

               Brandes Investment Trust
               11988 El Camino Real, Suite 500
               San Diego, CA  92130
               Attn: President

        The obligations specified herein with respect to a Fund are payable only by that Fund, not other Funds. The obligations specified herein do not bind shareholders or Trustees.

18.     Declaration of Trust

        USBFS and the Advisor acknowledge and agree that the obligations of the Trust hereunder are not binding upon any of the trustees or representatives of the Trust individually, but only on the assets of the Trust, and that they must look solely to the assets of the Trust belonging to a Fund for the enforcement of any claims against the Trust with respect to services on behalf of such Fund (and not to the assets fo the Trust belonging to any other Fund).

19.     Multiple Originals

        This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.



BRANDES INVESTMENT TRUST                    U.S. BANCORP FUND SERVICES, LLC



By:______________________________           By:______________________________

Name:____________________________           Name:____________________________

Title:___________________________           Title:___________________________





BRANDES INVESTMENT PARTNERS, L.P.



By:______________________________

Name:____________________________

Title:___________________________

                                    Exhibit A
                                     to the
         Brandes Investment Trust and Brandes Investment Partners, L.P.
                     Fund Administration Servicing Agreement

                                   Fund Names

                   Separate Series of Brandes Investment Trust


Name of Series
--------------

Brandes Institutional International Equity Fund
Brandes Separately Managed Account Reserve Trust

                                    Exhibit B
                                     to the
                     Fund Administration Servicing Agreement

                                  Fee Schedule

------------------------------------------------------------------------------------------------------
                            BRANDES INSTITUTIONAL INTERNATIONAL EQUITY FUND
------------------------------------------------------------------------------------------------------

                               FUND ADMINISTRATION & COMPLIANCE SERVICES
                        FEE SCHEDULE (Proposed on 1/13/05 & Effective 3/31/05)
------------------------------------------------------------------------------------------------------
International Funds                                 Multiple Classes - Add the following per class:
-------------------                                 o       1 basis point at each level
                                                    o       $15,000 per fund minimum
Annual Fee Based Upon Market Value Per Fund:
--------------------------------------------        Annual Legal Administration - Legal services in
        4 basis points on the first $500 million    support of external legal counsel:
        2 basis points on the balance               o       Included in Annual Fee
        Minimum annual fee:  $50,000 per fund
                                                    Extraordinary services - quoted separately

                                                    Internet Data Delivery Services
                                                    o       ReportSource - $150 /month - Web
                                                            reporting

                                                    Plus out-of-pocket expenses,
                                                    including but not limited
                                                    to:
                                                        Postage, Stationery
                                                        Programming, Special Reports
                                                        Proxies, Insurance
                                                        EDGAR filing
                                                        Retention of records
                                                        Federal and state regulatory filing fees
                                                        Certain insurance premiums
                                                        Expenses from board of directors meetings
                                                        Auditing and legal expenses
                                                        Blue Sky conversion expenses (if necessary)
                                                        All other out-of-pocket expenses
Fees are billed monthly.

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                     BRANDES SMART (Separately Managed Account Reserve Trust) FUND
------------------------------------------------------------------------------------------------------

                               FUND ADMINISTRATION & COMPLIANCE SERVICES
                        FEE SCHEDULE (Proposed on 1/13/05 & Effective 3/31/05)
------------------------------------------------------------------------------------------------------

International Funds                                 Multiple Classes - Add the following per class:
-------------------                                 o       1 basis point at each level
Annual Fee Based Upon Market Value Per Fund:        o       $15,000 per fund minimum
--------------------------------------------
        4 basis points on the first $500 million    Annual Legal Administration - Legal services in
        2 basis points on the balance               support of external legal counsel:
        Minimum annual fee:  $50,000 per fund       o       Included in Annual Fee

                                                    Extraordinary services - quoted separately

                                                    Internet Data Delivery Services
                                                    o       ReportSource - $150 /month - Web reporting

                                                    Plus out-of-pocket
                                                    expenses, including
                                                    but not limited to:
                                                          Postage, Stationery
                                                          Programming, Special Reports
                                                          Proxies, Insurance
                                                          EDGAR filing
                                                          Retention of records
                                                          Federal and state regulatory filing fees
                                                          Certain insurance premiums
                                                          Expenses from board of directors meetings
                                                          Auditing and legal expenses
                                                          Blue Sky conversion expenses (if necessary)
                                                          All other out-of-pocket expenses
Fees are billed monthly.

------------------------------------------------------------------------------------------------------



                                       2